SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 4, 1998

                                  TEXOIL, INC.

        (Exact name of small business issuer as specified in its charter)

       NEVADA                         0-12633                   88-0177083
(State of Incorporation)      (Commission File Number)       (I.R.S. Employer
                                                            Identification No.)

                            110 CYPRESS STATION DRIVE
                                    SUITE 220
                              HOUSTON, TEXAS 77090
                    (Address of principal executive offices)

                                 (281) 537-9920
                           (Issuer's telephone number)

                                (NOT APPLICABLE)
          (Former name or former address, if changed sine last report)

ITEM 2.    ACQUISITION OF OIL & GAS PROPERTIES

        On May 4, 1998, Texoil, Inc. (the "Company"), through its wholly-owned subsidiary Cliffwood Oil & Gas Corp. ("Cliffwood"), acquired all of the oil and gas assets of the affiliated Cliffwood Acquisition - 1996 Limited Partnership (the "Partnership). Cliffwood is the General Partner of the Partnership and owned 10% of the Partnership. The purchase price was $4,430,000 cash and 898,000 shares of the Company's common stock to be issued. The properties include working interests in seven producing fields located in Texas. A wholly-owned subsidiary of the Company is the operator of all the acquired properties. The Company financed the cash portion of the acquisition with proceeds from its pre-existing credit facility with a bank.

        Proved developed reserves associated with the acquisition have been estimated, by an independent petroleum engineering firm, to be 1,260,700 Bbls of oil and 1,962,100 Mcf of gas, net to Cliffwood. Additional secondary recovery operations and certain development and exploratory opportunities may result in additional proved reserves.

        Concurrent with the acquisition of properties, the Company and Cliffwood entered into certain agreements with EnCap Equity 1996 Limited Partnership and Energy Capital Investments Company PLC (both referred to herein as "Limited Partners"), which amended and restated various terms of the Partnership Agreement, including but not limited to, (1) rename the Partnership the CLIFFWOOD ACQUISITION - 1998 LIMITED PARTNERSHIP, (2) increase available Partnership capital to $15.0 million, (3) increase Cliffwood's initial General Partnership ownership to 15%, (4) commit 30% of the Company's future acquisitions to the Partnership (subject to Partnership capital limitations),
(5) allow the Partnership to participate in exploratory and/or development drilling activities and (6) modify various terms related to operating and development expenditures. Pursuant to the terms of the Partnership Agreement, the General Partner's share of Partnership profits and ownership increases significantly, predicated upon a return of capital, with a specified rate of return to Limited Partners. The increased capital to the Partnership is expected to have an indirect benefit to the Company because the Partnership intends to co-invest with the Company.

        In addition, Limited Partners surrendered common stock warrants for 2,022,000 shares in exchange for 1,647,225 shares of common stock to be issued. The Partnership and its limited Partners received certain registration rights in connection with the stock to be issued in this transaction.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

        *(a)   Financial statements of business acquired.

        *(b)   Pro forma financial information.

         (c)   Exhibits

2.1 Acquisition and Distribution Agreement dated May 4, 1998, by and between Texoil, Inc., Cliffwood Oil & Gas Corp., and Cliffwood Acquisition - 1996 Limited Partnership.

2.2 May 1998 Agreement in Respect of Agreement of Limited Partnership dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC.

2.3 Registration Rights Agreement dated May 4, 1998, by and among Texoil, Inc., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC.

2.4 Assignment of General Partner Interest dated May 4, 1998, by and between Cliffwood Energy Company and Cliffwood Oil & Gas Corp.

2.5 First Amended and Restated Agreement of Limited Partnership dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC.

2.6 Co-Sale Agreement dated May 4, 1998, by and among Cliffwood Oil & Gas Corp., Cliffwood Acquisition 1998 Limited Partnership, EnCap Equity 1996 Limited Partnership and Energy Capital Investment Company PLC.

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*At the time of this report the required financial statements for the acquired properties could not be provided, therefore, such required financial statements will be filed by amendment when available.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

DATE: May 12, 1998                               TEXOIL, INC.

                                                 By:  /s/ FRANK A. LODZINSKI
                                                     ------------------------
                                                     FRANK A. LODZINSKI
                                                     President and
                                                     Principal Financial Officer